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                                                                EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-42325), and in the Registration Statements on Form S-8 (Nos. 2-65727, 2-80553, 2-90910, 2-94151, 33-10381, 33-32109, 33-40246, 33-43925, 333-34489,
333-38291 and 333-38293) of Mallinckrodt Inc., of our report dated July 30, 1997, except as to Note 18 which is as of August 26, 1997, relating to the consolidated financial statements of Nellcor Puritan Bennett Incorporated, which appears in the Current Report on Form 8-K/A No. 1 of Mallinckrodt Inc.


/s/ PRICE WATERHOUSE LLP
San Jose, California

June 12, 1998